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                                                            Exhibit 15.1

January 29, 2004

The Board of Directors
PacifiCare Health Systems, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of PacifiCare Health Systems, Inc. (the Company) for the registration of 5,500,000 shares of its common stock of our reports dated April 24, 2003, July 23, 2003, and October 24, 2003 relating to the unaudited condensed consolidated interim financial statements of the Company that are included in its Forms 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003.

                                                    /s/ Ernst & Young LLP